CONTACT: John Zettler
Senior Vice President and Chief Financial Officer
715 836-9994 x109
DATE: April 9, 2008
FOR IMMEDIATE RELEASE

CITIZENS COMMUNITY BANCORP, INC. SIGNS AGREEMENT TO ACQUIRE
THREE IN-STORE BRANCHES FROM AMERICAN NATIONAL BANK OF
BEAVER DAM

Company Enters into Definitive Agreement for New Branches Located Inside Wal-Mart Supercenters in Appleton, Fond du Lac and Oshkosh, Wis.

EAU CLAIRE, Wis.--April 9-- Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, today announced that it has entered into an agreement with American National Bank of Beaver Dam, Wis., to acquire three ANB branches located inside Wal-Mart Supercenters.

These three new branches--located in Appleton, Fond du Lac and Oshkosh, Wis.--will bring Citizens' total number of Wal-Mart Supercenter branches to four. As announced in January 2008, an additional six Wal-Mart in-store branch openings are planned before the end of calendar 2008.

Said Jim Cooley, chief executive officer of Citizens Community Bancorp, Inc., "We are very excited about the addition of these three locations to Citizens' branch network. Strategically, they offer strong potential for core deposit growth and they're consistent with our targeted expansion strategy."

Commented John R. Oathout, executive vice president of American National Bank of Beaver Dam, "Citizens has a proven track record of opening and growing branches. This proposed transaction gives these Wal-Mart locations a trusted partner for the future and the opportunity for continued growth. Retail branching in Wal-Mart Supercenters was not consistent with our strategic plan. This move allows us to sharpen our growth focus and devote additional resources to the remaining branches--a priority for ANB. By further streamlining our business and focusing our attention, we will be able to expand services and provide ANB customers with more individualized service."

According to Cooley, this transaction is expected to be completed by the end of calendar 2008 third quarter. Both Citizens Community Federal and ANB will work together to ensure a smooth and seamless transition. Terms of the deal were not disclosed.

(more)

Citizens Community Bancorp, Inc.
April 9, 2008

About American National Bank of Beaver Dam
Founded in 1891, American National Bank of Beaver Dam currently operates five full-service banking offices across Wisconsin. For more information, visit the company's Web site at www.Anbnet.com.

About Citizens Community Bancorp, Inc.
Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 13 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at www.citizenscommunityfederal.net.

Except for historical information contained herein, the matters contained in this news release and other information in the Company's SEC filings, may express "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

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